HomeTown Buffet, Inc.

                         1996 EXECUTIVE BONUS PLAN

THE PLAN
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The 1996 Executive Bonus Plan is based on total consolidated income, the
"Earnings Before Income Taxes" calculation.

The components of this calculation include:
1.   Results of restaurant operations.
2.   General and administrative expenses.
3.   Preopening expenses.
4.   Interest income and/or expense.
5.   Miscellaneous income and/or expense.
6.   Franchise income and/or expense.

The 1996 Executive Bonus Plan starts on the first day of the first quarter of fiscal 1996.

HOW BONUSES ARE EARNED
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1.   In order to earn a bonus, actual earning before income taxes must equal or exceed 80% of the 1996 budgeted pre-tax income on a quarterly basis.

2. If quarterly earnings before income taxes do NOT equal or exceed 80% of the 1996 budgeted pre-tax income, no bonus is earned for the quarter. However, if by year-end, cumulative earnings exceed the 80% criteria, an annual bonus is earned.

HOW BONUSES ARE PAID OUT
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1.   50% of the bonus earned will be paid out quarterly. The other 50% will be paid out on cumulative earnings for the year after the end of the fiscal year based on audited year-end results.

2. Total bonus payouts for the fiscal year are capped at 50% of current base salary.

BONUS PLAN PARTICIPANTS
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EMPLOYEE                BONUS RATE*
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C. Dennis Scott           1.0
Neal L. Wichard           1.0
Kerry A. Kramp            0.5
Glenn E. Glasshagel       0.5
Ronald S. McArthur        0.5
K. Michael Shrader        0.25
David Goronkin            0.25

* - percent of pre-tax income